UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

           October 15, 2008
(Date of earliest event reported)

LABORATORY CORPORATION OF
AMERICA HOLDINGS

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	1-11353	13-3757370

(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

358 SOUTH MAIN STREET, BURLINGTON, NORTH CAROLINA	27215	336-229-1127

(Address of principal executive offices)	(Zip Code)	(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement

On October 15, 2008, Laboratory Corporation of America® Holdings (LabCorp®) (NYSE: LH) (the “Company”) entered into a consulting agreement (the “Agreement”) with Bradford T. Smith, effective January 1, 2009, following his retirement from the Company as an Executive Vice President. Under the terms of the Agreement, Mr. Smith will provide services to the Company for up to twelve months and will be compensated $7,500 per month during this period. A copy of this Agreement is attached as Exhibit 10.1.

ITEM 5.02. Departure of Directors or Certain Officers

On October 16, 2008, Laboratory Corporation of America® Holdings (LabCorp®) (NYSE: LH), announced that Bradford T. Smith, Secretary and Executive Vice President, Corporate Affairs, has decided to retire on January 1, 2009. Mr. Smith will continue to serve as the Vice-Chairman of the Board of Directors for a period expected to last until the Annual Meeting of Shareholders in 2009.

Exhibits

10.1 Consulting Agreement between Bradford T. Smith and Laboratory Corporation of America Holdings dated October 15, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Laboratory Corporation of America Holdings (Registrant)
Date: October 16, 2008	By:	/s/F. Samuel Eberts III
F. Samuel Eberts III, Senior Vice President and Assistant Secretary